As filed with the United States Securities and Exchange Commission on June 3, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SunCar Technology Group Inc.

(Exact name of Registrant as specified in Its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Shanghai Feiyou Trading Co., Ltd.
Suite 209, No. 656 Lingshi Road

Jing’an District, Shanghai, 200072
People’s Republic of China
Tel: (86) 138-1779-6110

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711

Tel: 302-738-6680

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Elizabeth Fei Chen, Esq.

Pryor Cashman LLP

7 Times Square

New York, NY 10036

Tel: 212-326-0199

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated June 3, 2024

Preliminary Prospectus

US$300,000,000

SunCar Technology Group Inc.
(incorporated in Cayman Islands)

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

SunCar Technology Group Inc., a Cayman Islands exempted company (“SunCar”) may offer from time to time up to a total amount of US$300,000,000, consisting of (i) Class A Ordinary Shares of SunCar, par value US$0.0001 per share (the “Class A Ordinary Shares”) (ii) preferred shares of SunCar, par value US$0.0001 per share (the “preferred shares”), (iii) debt securities of SunCar (the “debt securities”), (iv) warrants of SunCar to purchase Class A Ordinary Shares, preferred shares or debt securities offered under this prospectus (the “warrants”), (v) rights of SunCar to purchase Class A Ordinary Shares, preferred shares, debt securities, warrants or other securities offered under this prospectus (the “rights”), and (vi) units of SunCar of Class A Ordinary Shares, preferred shares, debt securities, warrants or rights offered under this prospectus (the “units”, collectively with the Class A Ordinary Shares, preferred shares, debt securities, warrants, rights, and units, the “Securities”), or any combination thereof, in one or more offerings under this prospectus. When SunCar decides to sell Securities, SunCar will provide specific terms of the offered Securities in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these Securities and the general manner in which they may be offered. The specific terms of any Securities to be offered, and the specific manner in which they may be offered will be described in one or more supplements to this prospectus or related free writing prospectuses (for the latter, SunCar is eligible to use it since May 18, 2026, being three years from the Closing of the Business Combination). A prospectus supplement may also add, update or change information contained in this prospectus. Investors should carefully read this prospectus, the applicable prospectus supplement, any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before making investment.

The Securities covered by this prospectus may be offered and sold from time to time at fixed prices, at market prices or at negotiated prices, in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers, or agents, if any, involved in the sale of SunCar’s Securities, their compensation and any options to purchase additional Securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these Securities, see “Plan of Distribution” in this prospectus.

SunCar’s Class A Ordinary Shares and its Public Warrants, each exercisable to purchase 0.5 Class A Ordinary Shares at a price of US$11.50 per share (the “Public Warrants”) are listed on The Nasdaq Capital Market under the symbols “SDA” and “SDAWW,” respectively. On May 31, 2024, the closing sale price of SunCar’s Class A Ordinary Shares and the Public Warrants was US$8.66 and US$0.17, respectively. As of May 31, 2024, the aggregate market value of SunCar’s outstanding Ordinary Shares held by non-affiliates, or public float, was approximately US$467.7 million, which was calculated based on 54,009,825 Ordinary Shares outstanding held by non-affiliates and a per share closing price of US$8.66 as reported on The Nasdaq Capital Market on such date.

SunCar is not an operating company but a Cayman Islands holding company with operations primarily conducted by its subsidiaries in China.

SunCar’s PRC Operating Entities (as defined below) face various legal and operational risks and uncertainties related to doing business in China. For instance, SunCar’s PRC Operating Entities face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the ability of the Public Company Accounting Oversight Board (United States) (“PCAOB”) to inspect SunCar’s auditors, which may impact the ability of SunCar’s subsidiaries to conduct certain businesses, accept foreign investors, or its continuing listing on the Nasdaq. These risks could result in a material adverse change in SunCar’s business operations and the value of our Class A Ordinary Shares, significantly limit or hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

SunCar’s corporate structure as a Cayman Islands holding company with operations primarily conducted by its subsidiaries in China involves unique risks to investors. Chinese regulatory authorities could disallow this structure, which cause the incapability to continue operation without changing the corporate structure or switching the business focus. This may in turn cause the value of the securities to significantly decline or even become worthless. According to the Foreign Investment Law in China, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investments, or the Negative List. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Negative List. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other permissions or approvals from relevant PRC government authorities. On December 27, 2021, the National Development and Reform Commission of China (“NDRC”) and the Ministry of Commerce (“MOFCOM”) jointly issued the Special Administrative Measures for Foreign Investment Access (Negative List) (2021 Edition), and the Special Administrative Measures for Foreign Investment Access in Pilot Free Trade Zones (Negative List) (2021 Edition), effective January 1, 2022. As a company operating its business in auto service, auto eInsurance service and technology service, which are not included in the 2021 Negative List, SunCar believes its business is not subject to any ownership restrictions. However, since the Negative List has been adjusted and updated almost on an annual basis in the recent years, we cannot assure you that the aforementioned business segments will continuously be beyond the “prohibited” category, which would likely result in a material change in our operations or in the value of our securities. The PRC government will also establish a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security. For a detailed description of risks related to doing business in China, see “Risk Factors — Risk Factors Relating to Doing Business in China” in our most recent Annual Report on Form 20-F, incorporated herein by reference.

SunCar may encounter several limitations related to cash transfer among its PRC Operating Entities, the holding company and its investors. Any funds we transfer to the PRC Operating Entities, either as a shareholder loan or as an increase in registered capital, are subject to permission and approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign invested enterprises in China, capital contributions to our PRC Operating Entities are subject to the registration with the State Administration for Market Regulation or its local counterpart and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC Operating Entities is required to be registered with the SAFE or its local branches and (ii) any of our PRC Operating Entities may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China. As a holding company with no operations, our ability to distribute dividends largely depends on the distribution from our PRC Operating Entities. In addition, if SunCar is determined to be a PRC resident enterprise for enterprise income tax purposes, we could be subject to PRC tax at a rate of 25% on our worldwide income, which could materially reduce our net income, and we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Ordinary Shares, and non-resident enterprise shareholders (including our Ordinary Shareholders) may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of Ordinary Shares, if such income is treated as sourced from within China. An “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

SunCar also may face risks relating to the lack of PCAOB inspection on its auditor, which may cause our securities to be delisted from a U.S. stock exchange or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act as amended by the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) that was signed into law on December 29, 2022, if the PCAOB has determined it is unable to investigate SunCar’s auditor completely for two consecutive years beginning in 2021. The delisting or the cessation of trading of our securities, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in China and Hong Kong, respectively, and identifies the registered public accounting firms in China and Hong Kong that are subject to such determinations. SunCar’s auditor is headquartered in Singapore and has been inspected by the PCAOB on a regular basis and is therefore not subject to the determinations announced by the PCAOB on December 16, 2021. However, since the audit work was carried out by SunCar’s auditor with the collaboration of its China-based office, the audit working papers of SunCar’s financial statements may not be inspected by the PCAOB without the approval of the PRC authorities. On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB announced in the 2022 Determination its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to the audit of our financial statements. There is a risk that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, and that the PCAOB may re-evaluate its determinations as a result of any obstruction with the implementation of the Protocol. Such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, under the HFCAA, as amended by the AHFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Ordinary Shares being delisted by the Nasdaq.

The structure of cash flows within our organization and a summary of the applicable regulations are as follows: Our equity structure is a direct holding structure. ASGL (as defined below), direct and wholly owned subsidiary of SunCar, controls Haiyan Trading (Shanghai) Co., Ltd (“Haiyan Trading”, or the “WFOE”) and other domestic operating entities through the Hong Kong company, Auto Market Group Ltd. (“Auto Market HK”). Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the current laws and regulations of the PRC. After any non-PRC based investors’ funds enter SunCar at SunCar’s securities offerings outside of China, the funds can be directly transferred to Auto Market HK, and then transferred to subordinate operating entities through the WFOE in accordance with relevant laws and regulations of the PRC. To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of SunCar or SunCar’s subsidiaries, by the PRC government to transfer cash.

If we intend to distribute dividends, we will transfer the funds to Auto Market HK from WFOE in accordance with the laws and regulations of the PRC, and then Auto Market HK will transfer the dividends to SunCar, and the dividends will be distributed from SunCar to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. In terms of the cash transfer among SunCar and its subsidiaries, subject to the amounts of cash transfer and the nature of the use of funds, requisite internal approval shall be obtained prior to each cash transfer. Specifically, all transactions require the approvals of the financial controllers of the entities involved. As for an internal cash transfer exceeds RMB10,000,000 (approximately $1.5 million), the general manager is also required to conduct review and approval. There are no other cash management policies.

In the reporting periods presented in this prospectus, (1) no cash transfers have occurred between our holding company and its subsidiaries, (2) no dividends nor distributions have been made by the subsidiaries to our holding company, and (3) our holding company has not paid any dividends nor made any distributions to U.S. investors. For further details, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as the consolidated financial statements for fiscal years ending in December 31, 2023, 2022 and 2021, incorporated by reference in this prospectus. As of the date of this prospectus, SunCar does not have any cash management policy other than that is stated in the paragraph above. For the foreseeable future, we intend to use the earnings for research and development, to develop new products and to expand our production capacity. As a result, SunCar currently does not have a plan to declare dividends to its shareholders in the foreseeable future.

SunCar’s PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable In addition, PRC Operating Entities cannot distribute dividends until previous years’ loss has been offset.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

This prospectus may not be used to offer or sell any Securities unless accompanied by a prospectus supplement.

Investing in SunCar’s Securities involves risks that are described in the “Risk Factors” section of this prospectus and the risks factors contained in the applicable prospectus supplement and the documents SunCar incorporated by reference in this prospectus. Investors should consider carefully before deciding to purchase the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2024.

You should rely only on the information contained or incorporated by reference in this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by SunCar with the Securities and Exchange Commission, or the SEC. No one has been authorized to provide you with any information that is different from that contained in or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus that SunCar may authorize to be delivered or made available to you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such Securities in any circumstances in which such offer or solicitation is unlawful. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus and any prospectus supplement or any free writing prospectus is accurate as of any date other than that date. SunCar’s business, financial condition, results of operations and prospects may have changed since those dates.

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CERTAIN DEFINED TERMS

In this prospectus, unless otherwise stated, references to:

“ASGL” are to Auto Services Group Limited, a Cayman Islands exempted company;

“Business Combination” are to the mergers contemplated under the Merger Agreement;

“China” or “PRC” are to the People’s Republic of China;

“Class A Ordinary Shares” are to the Class A Ordinary Shares of the Company, each having a par value in U.S. dollars of $0.0001 per share;

“Class B Ordinary Shares” are to the Class B Ordinary Shares of the Company, each having a par value in U.S. dollars of $0.0001 per share;

“Closing” are to the consummation of the Business Combination;

“Closing Date” are to May 17, 2023;

“Company”, “SunCar”, “we,” “our” or “us” are to SunCar Technology Group Inc., a Cayman Islands exempted company;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“GBRG” are to Goldenbridge Acquisition Limited, the Company’s predecessor;

“Merger Agreement” are to the agreement and plan of merger among SunCar, GBRG, Merger Sub, and certain other parties;

“Merger Sub” are to SunCar Technology Global Inc., a Cayman Islands exempted company and a direct wholly owned subsidiary of SunCar;

“Nasdaq” are to the Nasdaq Capital Market;

“Ordinary Shares” are to the Class A Ordinary Shares together with the Class B Ordinary Shares;

“PRC Operating Entities” are to Anqi Technology (Zhejiang) Co., Ltd and its subsidiary, Shanghai Cuhong Automotive Service Co., Ltd., Shanghai Xuanbei Automobile Service Co., Limited, Shanghai Chengle Network Technology Co., Limited, Shanghai Qianjing Automobile Service Co., Limited, Shanghai Louduo Technology Co., Limited, Jingning Jiashan Automobile Technology Co., Limited, Beijing Beisheng United Insurance Agency Co., Ltd, Chengdu Shengda Insurance Agency Co., Ltd, Nanjing Xinda New Insurance Agency Co., Ltd, Shanghai Anite insurance Agency Co., Ltd, Shanghai Shengshi Dalian Automobile Service Co., Ltd, Shengshi Dalian Insurance Agency Co., Ltd., Shanghai Feiyou Trading Co., Limited; Li Mo (Shanghai) Technology Co., Ltd., Guangdong Tianzhuo Automobile Service Co., Ltd., and Jiangsu Shengda Automobile Service Co., Ltd.

“Private Warrants” are to warrants to purchase our Class A Ordinary Shares, with each Private Warrant exercisable to purchase one-half (1/2) of one Class A Ordinary Share at a price of $11.50 per share, originally issued in a private placement by GBRG in connection with the initial public offering of GBRG.

“Public Warrants” are to warrants to purchase our Class A Ordinary Shares, with each Public Warrant exercisable to purchase one-half (1/2) of one Class A Ordinary Share at a price of $11.50 per share, originally issued in the initial public offering of GBRG.

“RMB” or “Renminbi” are to the legal currency of the PRC;

“SEC” are to the U.S. Securities and Exchange Commission;

“U.S. Dollars,” “$,” or “US$” are to the legal currency of the United States; and

“U.S. GAAP” or “GAAP” are to accounting principles generally accepted in the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that SunCar filed with the SEC using a “shelf” registration process. Under this shelf registration process, SunCar may, from time to time, sell up to a total amount of US$300,000,000 of any combination of the Securities described in this prospectus to the extent permitted in this prospectus and the applicable prospectus supplement in one or more offerings on a continuous or delayed basis.

This prospectus provides you with a general description of the Securities that SunCar may offer. Each time SunCar uses this prospectus to offer Securities, SunCar will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those Securities. SunCar may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference the information that SunCar files with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement.

Before buying any of the Securities that SunCar is offering, you should carefully read both of this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision. SunCar has filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any Securities. SunCar’s business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither SunCar nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus SunCar may authorize to be delivered or made available to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus (as supplemented or amended). Neither SunCar nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such Securities in any circumstances in which such offer or solicitation is unlawful.

Neither SunCar nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Securities described herein and the distribution of this prospectus outside the United States.

Conventions Which Apply to this Prospectus

Certain amounts, percentages and other figures, such as key operating data, presented in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals, dollars or percentages may not represent the arithmetic summation or calculation of the figures that accompany them.

This prospectus contains information derived from various public sources. Such information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The industry in which SunCar operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section contained in our most recent Annual Report on Form 20-F, incorporated herein by reference and the risk factors described in any applicable prospectus supplement and documents SunCar incorporated by reference in this prospectus. These and other factors could cause the results to differ materially from those expressed in these publications and reports.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

Special Note Regarding Forward-Looking Statements

This prospectus contains or may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve significant risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the Company’s plans to expand its customers base with market trends;

●	the Company’s work to provide digitalized, online services under the electrification of the vehicles, and population of new energy vehicles;

●	the Company’s coordinating with multiple insurance companies, and designing of new insurance plans for new energy vehicles drivers which will be sold exclusively through the Company;

●	the Company’s increasing monetization of the management tech it provides for small business partners;

●	the Company’s future financial performance following the Business Combination, including any expansion plans and opportunities;

●	the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Business Combination or any other initial business combination;

●	changes in the Company’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

●	the implementation, market acceptance and success of the Company’s business model;

●	the Company’s expectations surrounding the growth of its digital platform as a part of its revenues;

●	the Company’s expectations surrounding the insurance it will maintain going forward;

●	the Company’s ability to utilize the “controlled company” exemption under the rules of Nasdaq; and

●	the Company’s ability to maintain the listing of its securities on Nasdaq.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

●	future exchange and interest rates;

●	the significant uncertainties related to the COVID-19 pandemic;

●	the Company is highly dependent on the services of its executive officers;

●	the Company may experience difficulties in managing its growth and expanding its operations;

●	the outcome of any legal proceedings that may be instituted against the Company or others in connection with the Business Combination and the related transactions;

●	the Company may face risks and uncertainties associated with laws and regulations within the People’s Republic of China, which may have a material adverse effect on its business;

●	the Company’s auto services (automobile after-sales services) business and auto eInsurance (digitalized insurance intermediation) business largely depend on relationships with customers;

●	the Company relies on our auto service providers and external referral sources to operate its business, therefore relationships with its service providers are crucial to its business;

●	the Company is subject to customer concentration risk;

●	the Company is subject to credit risks from its customers;

●	the Company’s negative net operating cash flows in the past may expose it to certain liquidity risks and could constrain operational flexibility;

●	any significant disruption in services on the Company’s apps, websites or computer systems; and any significant disruption in services on the Company’s apps, websites or computer systems; and

●	other matters described under “Item 3.D.-Risk Factors” in our most recent Annual Report on Form 20-F, incorporated herein by reference.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus, including information incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus (as supplemented or amended), including its consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from SunCar’s other filings with the SEC, before making an investment decision. For additional information, see the section “Where You Can Find More Information”.

Overview

We are a leading cloud-based provider of digitalized enterprise auto services and auto eInsurance service in China. For the years ended December 31, 2022 and 2023, we generated revenue of $282.4 million and $363.7 million, respectively. Building on our leading position in both of these segments and the synergies between them, we offer one-stop, fully digitalized, on-demand automotive service systems to help our enterprise clients build up their customer base and serve their end customers.

According to the management, there are many small and local competitors in different places in China but we face four major competitors in our auto insurance business for NEVs as Cheche Insurance Sales Service Co., Ltd., PengCheng Insurance Agency Co., Ltd, Hebei Meilian Insurance Agent Co., Ltd., and Ant Insurance Agency Co., Ltd. And we also face four major competitors in our auto business as TUHU Car Inc., Harson Group, Bosch Automotive Aftermarket (China) Co., Ltd. and Beijing Qiguanghang Information Technology Co., Ltd.

Since our inception in 2007, we have amassed ample experience in perceiving and serving the expanding needs of China’s automobile owners. Rising with the increasing prevalence of the mobile internet in China, we introduced online apps for our insurance and auto business in 2014 and 2015, respectively. We have built comprehensive digital systems for both of our auto service and our auto eInsurance business segments, centered on our multi-tenant, cloud-based platform which empowers our clients and service providers to optimally access and manage the types of services and insurance they desire.

We operate our auto services business through offering customized service solutions to our enterprise clients (“auto service partners”), who are major banks, insurance companies, telecommunication companies, new energy vehicle (or NEV) original equipment manufacturers (OEMs) or any client who have end customers demanding automotive services. These enterprise clients purchase our service solutions for the members of their reward programs or customer loyalty programs to enjoy. The auto service solutions cover over 300 types of services such as car wash, oil change, tire repair, car beautification, road assistance, flight pickup, designated driving, VIP lounge, etc. They are provided in collaboration with our auto service providers, which are typically third-party auto service providers. As of December 31, 2023, we have established a service network of over 47,000 third-party brick-and-mortar auto service providers, leasing and roadside assistance companies (compared to 45,000 and 42,000 as of December 31, 2022 and 2021), covering over 350 cities (out of a total of approximately 690), and 33 (out of a total of 33)  provinces of China. With this extensive service network, we serve over 1,400 enterprise clients.

For our auto eInsurance business, we primarily facilitate the sales of auto eInsurance products underwritten by major insurance companies in China. We receive commissions from these insurance companies, typically a percentage of the premium paid by insurance purchasers. We implement, automate and streamline the insurance purchasing process on our proprietary, fully online digital apps, integrating full spectrum products from leading insurers in China. We sell insurance policies through a network of over 64,000 external sales partners. These sales partners include an offline auto network with frequent exposure to car owners, an online marketplace with large user traffic, and emerging NEV OEMs and service providers. As of December 31, 2023, we have branch headquarters in 32 cities in 20 provinces of China. We have also established collaborative relationships with 85 insurance companies (including the top 10 insurance companies with combined over 90% market share).

We have built up our business as a digitalized, technology-driven provider of online platforms that enable and facilitate B2B services. We have secured 150 registered copyrights of computer software . Our proprietary technology solution is centered on our multi-tenant platform and our cloud infrastructure. On the auto services side, our digital platform provides API docking, front-end plug-in and module integration for our enterprise clients, as well as efficient, user friendly management and operations tools for our service providers. On the auto eInsurance side, our platform empowers our insurance company clients to manage all aspects of their business including customer orders, products, commissions, and reports. For insurance purchasers, our online insurance interface provides data-driven, AI-empowered real time quotation, pricing, underwriting and payment, by connecting to our market-wide insurer clients and the full spectrum of their policy selections. Our AI-empowered hybrid cloud infrastructure provides the secure storage and computation to support the demands by both insurance companies as well as end customers.

We have started making our technologies into a new business line. With growing demands to efficiently manage their businesses, our automotive service providers are now paying for our online tools to streamline their business workflows, manage their customer relationships and automate orders processing. With the iterative upgrades of our technology, we are working on developing a SaaS model product offering and plan to gradually turn our automotive service providers into our technology customers.

We believe the cross-utilizations and interconnections between our auto service and auto eInsurance business lines enable positive feedback loops between them and symbiotic growth of both. While we are developing our nation-wide automotive service provider network, these service providers become our sales partners of our auto eInsurance business. Conversely, when we engage with insurance companies to sell their insurance products, we also engage them as clients of our auto service solutions. We believe our synergistic business development will boost our sales channels as well as client network in both of our business segments.

As our business is closely connected to the automotive industry, we have also embraced the recent trends of electric and smart vehicles. We are now working with 20 mainstream NEV and smart car panel players, embedding our auto service solutions into their online applications and panels, and providing various insurance products to NEV owners.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, it is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its Chief Executive Officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We previously elected to avail ourself of the extended transition period, and following the consummation of the Business Combination, we are an emerging growth company at least until December 31, 2023 and are taking advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2025, (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Corporate Information

SunCar is a Cayman Islands exempted company with operations primarily conducted by its subsidiaries in China.

The Company’s principal executive offices are located at Suite 209, No. 656 Lingshi Road, Jing’an District, Shanghai, 200072, People’s Republic of China, and its telephone number is (86) 138-1779-6110. The Company’s website is https://suncartech.com/. The information contained on, or accessible through, the Company’s website is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically, with the SEC at www.sec.gov.

Risk Factors

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

Use of Proceeds

SunCar intends to use the net proceeds from the sale of the Securities it offers as set forth in the applicable prospectus supplements.

CAPITALIZATION AND INDEBTEDNESS

SunCar’s capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report subsequently furnished to the SEC and specifically incorporated herein by reference.

GENERAL DESCRIPTION OF THE SECURITIES Which MAY be OFFERed

SunCar may offer from time to time (i) Class A Ordinary Shares of SunCar, (ii) preferred shares of SunCar, (iii) debt securities of SunCar, (iv) warrants of SunCar to purchase Class A Ordinary Shares, preferred shares or debt securities offered under this prospectus, (v) rights of SunCar to purchase Class A Ordinary Shares, preferred shares, debt securities, warrants or other securities offered under this prospectus, (vi) units of SunCar of Class A Ordinary Shares, preferred shares, debt securities, warrants or rights offered under this prospectus, or any combination thereof, in one or more offerings under this prospectus.

This prospectus contains a summary of the material general terms of the Securities that SunCar may offer. The specific terms of the Securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the Securities offered and indicate whether the Securities offered are or will be listed on any securities exchange.

The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus and the applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to SunCar will be contained in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each Security. You should carefully read this prospectus and any prospectus supplement before you invest in any of SunCar’s Securities.

Description of Share Capital

Description of Ordinary Shares

The Company is authorized to issue a total of 500,000,000 Ordinary Shares of $0.0001 par value per share, divided into two classes as follows: Class A Ordinary Shares and Class B Ordinary Shares.

As of May 31, 2024, there were 54,009,825 Class A Ordinary Shares outstanding and issued and 49,628,565 Class B Ordinary Shares outstanding and issued. 5,365,194 public warrants were outstanding, and the holder of each such warrant is entitled to purchase one-half (1/2) of one Class A Ordinary Share at an exercise price of $11.50 per full share. 350,000 private placement warrants were outstanding, and the holder of each such warrant is entitled to purchase one-half (1/2) of one Class A Ordinary Share at an exercise price of $11.50 per full share.

Memorandum and Articles of Association

The following description of the Second Amended and Restated Memorandum and Articles of Association of the Company (the “Memorandum and Articles of Association”) is qualified in its entirety by the Memorandum and Articles of Association which are incorporated by reference into this prospectus as Exhibit 1.1.

SunCar Technology Group Inc. (“SunCar”), is a Cayman Islands exempted company and its affairs are governed by the memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

General. The authorized share capital of SunCar is $50,000 divided into 500,000,000 Ordinary Shares of par value of $0.0001 each, comprising (a) 400,000,000 Class A Ordinary Shares of par value of US$0.0001 each and (b) 100,000,000 Class B Ordinary Shares of par value of $0.0001 each. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. All of SunCar’s issued and outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. SunCar may not issue share to bearer. SunCar’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their Ordinary Shares.

Dividends. The holders of SunCar’s Ordinary Shares are entitled to such dividends as may be declared by its Board of Directors subject to its Memorandum and Articles of Association and the Companies Act. In addition, SunCar’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by its directors. SunCar’s Memorandum and Articles of Association provide that dividends may be declared and paid out of SunCar’s profits, realized or unrealized, or from any reserve set aside from profits which its Board of Directors determines is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless SunCar’s directors determine that, immediately after the payment, SunCar will be able to pay its debts as they become due in the ordinary course of business and SunCar has funds lawfully available for such purpose. Holders of SunCar Class A Ordinary Shares and SunCar Class B Ordinary Shares will be entitled to the same amount of dividends, if declared.

Voting Rights. In respect of all matters subject to a shareholder’s vote, each SunCar Class A Ordinary Share is entitled to one vote, and each SunCar Class B Ordinary Share is entitled to 10 votes, voting together as one class. Voting at any meeting of shareholders is by poll and not on a show of hands.

A quorum required for a meeting of shareholders consists of two or more holders of Shares which carry not less than one-third of all votes attaching to shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporate or other non-natural person, by its duly authorised representative. As a Cayman Islands exempted company, SunCar is not obliged by the Companies Act to call shareholders’ annual general meetings. SunCar’s Memorandum and Articles of Association provide that SunCar may (but are not obliged to) in each year hold a general meeting as its annual general meeting in which case SunCar will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of SunCar’s shareholders may be called by a majority of its Board of Directors or its chairman or, in the case of an extraordinary general meeting only, upon a requisition of shareholders holding at the date of deposit of the requisition not less than one-third of the votes attaching to the issued and outstanding shares entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, SunCar Memorandum and Articles of Association do not provide its shareholders with any right to put any proposals before any annual general meetings or any extraordinary general meetings not called by such shareholders. Advance notice of at least fifteen (15) days is required for the convening of SunCar’s annual general meeting and other general meetings unless such notice is waived in accordance with its articles of association.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes attaching to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to SunCar’s Memorandum and Articles of Association.

Conversion. Each SunCar Class B Ordinary Share is convertible into one SunCar Class A Ordinary Share at any time at the option of the holder thereof. SunCar Class A Ordinary Shares are not convertible into SunCar Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of SunCar Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, such SunCar Class B Ordinary Shares shall be automatically and immediately converted into the equivalent number of SunCar Class A Ordinary Shares.

Transfer of Ordinary Shares. Subject to the restrictions in SunCar’s Memorandum and Articles of Association as set out below, any of SunCar’s shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by SunCar’s Board of Directors.

SunCar’s Board of Directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which SunCar has a lien. SunCar’s Board of Directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as SunCar’s Board of Directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as SunCar’s directors may from time to time require is paid to SunCar in respect thereof.

If SunCar’s directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as SunCar’s Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as SunCar’s board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of Ordinary Shares), if the assets available for distribution amongst SunCar’s shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst SunCar’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to SunCar for unpaid calls or otherwise. If SunCar’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by SunCar’s shareholders in proportion to the par value of the shares held by them. Any distribution of assets or capital to a holder of Ordinary Share will be the same in any liquidation event. Any distribution of assets or capital to a holder of a SunCar Class A Ordinary Share and a holder of a SunCar Class B Ordinary Share will be the same in any liquidation event.

Redemption, Repurchase and Surrender of Ordinary Shares. SunCar may issue shares on terms that such shares are subject to redemption, at SunCar’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by SunCar’s Board of Directors or by a special resolution of SunCar’s shareholders. SunCar may also repurchase any of its shares provided that the manner and terms of such purchase have been approved by its Board of Directors or are otherwise authorized by its Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of SunCar’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, SunCar may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time SunCar’s share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not SunCar is being wound-up, may be varied with the consent in writing of a majority the holders of the issued shares of that class or series or with the sanction of an ordinary resolution at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records. Holders of SunCar Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of SunCar’s register of members or its corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. However, SunCar will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. SunCar’s Memorandum and Articles of Association authorize its Board of Directors to issue additional Ordinary Shares from time to time as its Board of Directors shall determine, to the extent of available authorized but unissued shares.

SunCar’s Memorandum and Articles of Association also authorize its Board of Directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

SunCar’s Board of Directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Anti-Takeover Provisions. Some provisions of SunCar’s Memorandum and Articles of Association may discourage, delay or prevent a change of control of SunCar or management that shareholders may consider favorable, including provisions that authorize SunCar’s Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders.

Exempted Company. SunCar is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that it is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (usually a majority of not less than two-thirds of the votes which are cast in person or by proxy by those shareholders who, being entitled to do so, attend and vote at a quorate general meeting of the relevant company or a unanimous written resolution of all of the shareholders entitled to vote at a general meeting of the relevant company) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company where the parent and subsidiary company are both incorporated under the Companies Act. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Directors of a Cayman Islands company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition by the company must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date and where the consideration for such shares are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, by way of schemes of arrangement, which will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officer or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Description of Preferred Shares

The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

●	the title and par value of the preferred shares;

●	the number of preferred shares SunCar is offering;

●	the liquidation preference per preference share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	SunCar’s right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if SunCar liquidates, dissolves or winds up;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on SunCar’s ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into SunCar’s Ordinary Shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Ordinary Shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	any preemption rights;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if SunCar liquidates, dissolves or winds up its affairs;

●	any rights attached to the preferred shares regarding the corporate governance of SunCar, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

SunCar’s board of directors may cause it to issue from time to time, out of its authorized share capital, series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, SunCar’s board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When SunCar issues preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of Ordinary Shares and reduce the likelihood that holders of Ordinary Shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of SunCar’s Ordinary Shares. The issuance of preference shares also could delay, deter or prevent a change in control of SunCar, or make removal of management more difficult. Although SunCar does not currently intend to issue any preferred shares, SunCar could do so in the future.

As of the date of this prospectus, there are no issued and outstanding preferred shares of any series. The material terms of any series of preferred shares that SunCar offers, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

Holders of SunCar’s preferred shares are entitled to certain rights and subject to certain conditions as set forth in its currently effective memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our Class A Ordinary Shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denomination of US$1,000 or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any events of default;

●	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

Description of Warrants

We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued based on the terms to be agreed upon by us and the investors. The terms of any warrants being offered and a description of the material provisions of the applicable warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the warrants in respect of which the prospectus supplement is delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material United States federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Description of Rights

The following summary of certain description of the rights, and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the right agreement and provisions of the certificate evidencing the rights that will be filed with the SEC in connection with the offering of such rights.

SunCar may issue rights to purchase Class A Ordinary Shares, preferred shares or debt securities that SunCar may offer to its securityholders. The rights may be issued independently or together with any other offered security. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, SunCar may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between SunCar and a bank or trust company, as rights agent, that SunCar will name in the applicable prospectus supplement. The rights agent will act solely as SunCar’s agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that SunCar offers will describe specific terms relating to the offering, including, among other matters:

●	the title of the rights;

●	the date of determining the securityholders entitled to the rights distribution;

●	the securities for which the rights are exercisable;

●	the aggregate number of rights issued and the aggregate number of shares of Ordinary Shares or preferred shares, or aggregate principal amount of debt securities purchasable upon exercise of the rights;

●	the exercise price;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that SunCar may enter into in connection with the rights offering; and

●	the material terms of the rights, including terms, transferability, conditions to completion of the rights offering, procedures and limitation relating to the exchange and exercise of such rights.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of Ordinary Shares, preferred shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, SunCar may offer any unsubscribed securities directly to persons other than SunCar’s security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following summary of certain description of, and any description of units in the applicable prospectus supplement, does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units, as well as the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of the units.

SunCar may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

SunCar may collectively offer and sell, from time to time, some or all of the Securities covered by this prospectus up to a total amount of US$300,000,000. SunCar has registered the Securities covered by this prospectus for offer and sale by it so that those Securities may be freely sold to the public by SunCar. Registration of the Securities covered by this prospectus does not mean, however, that those Securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The Securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the Securities;

●	through broker-dealers (acting as agent or principal);

●	directly to purchasers, including SunCar’s affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the Securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Securities covered by this prospectus being offered and the terms of the offering, including the public offering price or the purchase price of the Securities or the other consideration therefore and the proceeds from such sale, any options under which underwriters may purchase additional Securities from SunCar, the delayed delivery arrangements, the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from SunCar, any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the Securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of Securities may be effected from time to time in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the Securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The Securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the Securities. That compensation may be in the form of discounts, concessions or commissions to be received from SunCar or from the purchasers of the Securities. Any dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and compensation received by them on resale of the Securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Sale through Underwriters or Dealers

If underwriters are used in a sale, Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of Securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of Securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the Securities.

If a dealer is used in the sale of the Securities, SunCar will sell the Securities to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, SunCar will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

Sales through Agents

Agents may from time to time solicit offers to purchase the Securities. If required, SunCar will name in the applicable prospectus supplement any agent involved in the offer or sale of the Securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the Securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities.

Direct Sales and Sales through Agents

SunCar may directly solicit offers to purchase the Securities and may make sales of Securities directly to institutional investors or others, without using agents, underwriters, or dealers. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the Securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Delayed delivery contracts

If so indicated in the applicable prospectus supplement, SunCar may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered Securities from SunCar at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Market making, stabilization and other transactions

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered Securities. These activities may maintain the price of the offered Securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered Securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Each series of offered Securities, other than the Class A Ordinary Shares of SunCar, will be a new issue of Securities and will have no established trading market. Any underwriters to whom offered Securities are sold for public offering and sale may make a market in such offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered Securities may or may not be listed on a national Securities exchange. No assurance can be given that there will be a market for the offered Securities.

Any Securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that SunCar makes sales to or through one or more underwriters or agents in at-the-market offerings, SunCar will do so pursuant to the terms of a distribution agreement between SunCar and the underwriters or agents. If SunCar engages in at-the-market sales pursuant to a distribution agreement, SunCar, if any, will offer and sell the Securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, SunCar, if any, may sell the Securities on a daily basis in exchange transactions or otherwise as, if any, agree with the underwriters or agents. The distribution agreement will provide that any Securities sold will be sold at prices related to the then prevailing market prices. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, SunCar, if any, also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of SunCar’s Securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, SunCar, if any, may enter into agreements with such underwriters or agents pursuant to which SunCar, as applicable, receive SunCar outstanding Securities in consideration for the Securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell Securities covered by this prospectus to hedge their positions in these outstanding Securities, including in short sale transactions. If so, the underwriters or agents may use the Securities received from SunCar under these arrangements to close out any related open borrowings of Securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with a redemption or repayment pursuant to the terms of the Securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with SunCar and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with SunCar to indemnification by SunCar against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for SunCar in the ordinary course of business.

Derivative Transactions and Hedging

SunCar, the underwriters or other agents may engage in derivative transactions involving the Securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, SunCar may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from SunCar or others (or, in the case of derivatives, securities received from SunCar in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loan of Pledge of Securities

SunCar may loan or pledge Securities to a financial institution or other third party that in turn may sell the Securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in SunCar’s Securities or in connection with a simultaneous offering of other Securities offered by this prospectus or in connection with a simultaneous offering of other Securities offered by this prospectus.

Electronic Auctions

SunCar may also make sales through the Internet or through other electronic means. Since SunCar may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system SunCar will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled under agreements which may be entered into with SunCar to indemnification by SunCar against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by SunCar to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for SunCar, subsidiaries of SunCar or its affiliates.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from SunCar and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

Under the Securities laws of some jurisdictions, the Securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of Securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of SunCar’s Securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of SunCar’s Securities to engage in market-making activities with respect to SunCar’s Securities. These restrictions may affect the marketability of SunCar’s Securities and the ability of any person or entity to engage in market-making activities with respect to SunCar’s Securities.

LEGAL MATTERS

The legality of securities offered by this prospectus that are governed by Cayman Islands law and certain other Cayman Islands legal matters has been passed upon for SunCar by Maples and Calder (Hong Kong) LLP. The legality of certain legal matters relating to U.S. law has been passed upon for SunCar by Pryor Cashman LLP.

EXPERTS

The consolidated financial statements for the three fiscal years ended December 31, 2023, 2022 and 2021, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Enrome LLP is located at 1 North Bridge Road, #06-37, High Street Centre, Singapore 179094.

EXPENSES

The following table sets forth all expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

	Amount
SEC registration fee	US$	44,280
FINRA filing fee		(1)
Accounting fees and expenses		(1)
Legal fees and expenses		(1)
Financial printing and miscellaneous expenses		(1)
Total		(1)

(1)	These fees and expenses cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, Cayman Islands exempted companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, substantially all of our executive directors and our senior management reside outside the United States, and all or a substantial portion of such persons’ assets are located outside the United States.  As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

The United States and PRC do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not automatically be enforceable in PRC, but will have to follow the procedure under the PRC Civil Procedures Law.

The United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the Cayman Islands.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows SunCar to “incorporate by reference” the information it files with them. This means that SunCar can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in SunCar’s affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When SunCar updates the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

SunCar incorporates by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

●	its Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 29, 2024;

●	the description of the securities contained in its registration statement on Form 8-A filed on May 17, 2023 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

●	any annual or periodic reports, including on Form 20-F, filed with the SEC pursuant to the Exchange Act after the date of this prospectus and prior to the termination of the offerings of Securities under this prospectus (except to the extent such reports are furnished but not filed with the SEC); and

●	any Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of the offerings of Securities under this prospectus, but only to the extent that the forms expressly state that SunCar incorporates them by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein or any of its SEC filings incorporated by reference herein without charge by written or oral request directed to Suite 209, No. 656 Lingshi Road, Jing’an District, Shanghai, 200072, People’s Republic of China. The telephone number at SunCar’s executive office is (86) 138-1779-6110.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Where You Can Find Additional Information

SunCar has filed with the SEC a registration statement on Form F-3 using a “shelf” registration process under the Securities Act with respect to the offer and sale of Securities pursuant to this prospectus. As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. This prospectus, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. You should read SunCar’s registration statements and their exhibits and schedules included in the registration statement, incorporated by reference in and deemed to be incorporated by reference in this prospectus for further information with respect to SunCar and the Securities offered in this prospectus.

The registration statement, including its exhibits and schedules, are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

SunCar is subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, SunCar is required to file reports, including annual reports on Form 20-F, and other information with the SEC. As SunCar is a foreign private issuer, SunCar is exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and SunCar’s executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, SunCar will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

SunCar’s principal corporate website is https://suncartech.com/. The information contained on its websites is not a part of this prospectus. SunCar’s agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711.

SunCar has not authorized anyone to give any information or make any representation about SunCar that is different from, or in addition to, that contained in this prospectus or any prospectus supplement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the Securities offered by this prospectus or any prospectus supplement or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus or any prospectus supplement does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

SunCar Technology Group Inc.
(incorporated in Cayman Islands)

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

ITEM 10. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	if the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430B,

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 8, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SUNCAR TECHNOLOGY GROUP INC.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement
4.1	Specimen Ordinary Share Certificate of SunCar (incorporated by reference to Exhibit 4.8 of SunCar’s registration statement on Form F-4 (File No. 333-269295), filed with the SEC on March 27, 2023).
4.2†	Specimen Preferred Share Certificate of SunCar Technology Group Inc.
4.3*	Form of Indenture of SunCar Technology Group Inc.
5.1*	Opinion of Maples and Calder (Hong Kong) LLP
5.2*	Opinion of Pryor Cashman LLP
23.1*	Consent of Enrome LLP
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3*	Consent of Pryor Cashman LLP (included in Exhibit 5.2)
24.1*	Powers of Attorney (included on signature page of this registration statement)
25.1††	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of a trustee acceptable to the registrant, as trustee under any new indenture
107*	Filing Fee Table

†	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.
††	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 prior to any issuance of Debt Securities.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, People’s Republic of China, on June 3, 2024.

SunCar Technology Group Inc.

By:	/s/ Zaichang Ye
Zaichang Ye
Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints Zaichang Ye, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto any said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zaichang Ye	Chief Executive Officer and Chairman	June 3, 2024
Zaichang Ye	(Principal Executive Officer)

/s/ Bohong Du	Chief Financial Officer	June 3, 2024
Bohong Du	(Principal Financial and Accounting Officer)

/s/ Zhunfu Lei	Chief Technology Officer and	June 3, 2024
Zhunfu Lei	Chief Operating Officer

/s/ Tianshi Yang	Chief Strategy Officer	June 3, 2024
Tianshi Yang

/s/ Yongsheng Liu	Independent Director	June 3, 2024
Yongsheng Liu

/s/ Haidong Zhang	Independent Director	June 3, 2024
Haidong Zhang

/s/ Lin Bao	Independent Director	June 3, 2024
Lin Bao

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, Delaware on June 3, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Partner